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                                                                    Exhibit 99.2


                             JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Amendment No. 1 to Schedule 13D referred to below) on behalf of each of them of a statement on Amendment No. 1 to Schedule 13D (including amendments thereto) with respect to the Ordinary Shares, par value $0.133, of SINA Corporation and that this Agreement be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.



                                  SHANDA INTERACTIVE
                                  ENTERTAINMENT LIMITED


                                  /s/ Tianqiao Chen
                                  ----------------------------------------------
                                  Tianqiao Chen
                                  Chief Executive Officer


                                  SKYLINE MEDIA LIMITED


                                  /s/ Tianqiao Chen
                                  ----------------------------------------------
                                  Tianqiao Chen
                                  Director and Attorney in Fact


                                  SKYLINE CAPITAL INTERNATIONAL LIMITED
                                  By Shanda Media Limited, its Director


                                  /s/ Tianqiao Chen
                                  ----------------------------------------------
                                  Tianqiao Chen
                                  Director and Attorney in Fact